SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 18, 1999


                                  VISTANA, INC.
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             (Exact Name of Registrant as Specified in its Charter)


Florida                      0-29114                        59-3415620
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(State or Other            (Commission                (I.R.S. Employer
Jurisdiction of           File Number)                  Identification
incorporation)                                                    No.)





                8801 Vistana Centre Drive, Orlando, Florida 32821
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               (Address of Principal Executive Offices) (Zip Code)


                                 (407) 239-3000
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, If Changed Since Last Report.)



858284.3


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ITEM 5.    Other Events.

           Vistana, Inc. ("Vistana" or the "Registrant"), Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Starwood"), and Fire Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Starwood ("Fire Acquisition"), have executed a definitive Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), a copy of which is attached hereto as Exhibit 2.1 and the full text of which is incorporated by reference herein, providing for the acquisition of Vistana by Starwood pursuant to a merger of Vistana with and into Fire Acquisition (the "Merger").

           The Merger is structured to provide holders of shares of common stock, $.01 par value per share ("Common Stock"), of Vistana with consideration valued at $19.00 per share, assuming that Starwood's average share price for the twenty-day trading period prior to the fifth day preceding the closing date of the Merger (the "Market Price") is between $30.00 and $36.00 per share. In particular, the Merger Agreement provides that, upon consummation of the Merger, holders of shares of Common Stock would be entitled to receive, for each share of Common Stock, consideration consisting of (i) $5.00 in cash and (ii) such number of units of Starwood stock ("Starwood Units") determined by multiplying each share of Common Stock by the Exchange Ratio (as hereinafter defined). The "Exchange Ratio" shall equal (x) $14.00 divided by (y) the Market Price of a Starwood Unit; provided that in no event shall the Exchange Ratio be (A) less than an amount equal to $14.00 divided by $36.00 or (B) greater than an amount equal to $14.00 divided by $30.00.

         The Board of Directors of Vistana unanimously approved the Merger Agreement on July 18, 1999 and the principal shareholders of Vistana, who hold an aggregate of approximately 53% of the outstanding shares of Common Stock, have executed written consents to approve the Merger and therefore the required shareholder approval under Florida law has been obtained and no further meeting of shareholders will be held. The Merger is subject to customary closing conditions, including the expiration or other termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Either Starwood or Vistana may terminate the Merger Agreement upon certain events, including if the Market Price of the Starwood Units is less than $23.00 on the day immediately preceding the closing date. The Merger Agreement is also terminable by Starwood or Vistana if the Merger has not been effected on or prior to January 31, 2000.


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ITEM 7.    Financial Statements and Exhibits.

(c)  Exhibits.

2.1 Agreement and Plan of Merger, dated as of July 18, 1999, among Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Starwood"), Fire Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Starwood, and the Registrant.





858284.3
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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VISTANA, INC.
                                        (Registrant)


Date:  July 21, 1999
                                        By  /s/Raymond L. Gellein, Jr.
                                            -------------------------------
                                            Name:  Raymond L. Gellein, Jr.
                                            Title: Chairman and Co-Chief
                                                    Executive Officer


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EXHIBIT INDEX

Exhibit

2.1 Agreement and Plan of Merger, dated as of July 18, 1999, among Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Starwood"), Fire Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Starwood, and the Registrant.



858284.3
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